Exhibit 16.2

Elliott Davis, PLLC

P. O. Box 6286

Greenville, South Carolina 29601

Tel: 864-242-3370

Fax: 864-232-7161

August 28, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Re:	1st Financial Services Corporation

Form 8-K filed August 29, 2008

Commission File No. 000-53264

Commissioners:

We have read the statements made by 1st Financial Services Corporation’s which we understand will be included under Item 4.01 of its Form 8-K for August 29, 2008.

We agree with statements concerning our Firm on such 8-K.

/s/ Elliott Davis, PLLC
Elliott Davis, PLLC